Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

Dated December 27, 2024

between

PRECIGEN, INC.

and

THE INVESTORS PARTY HERETO

TABLE OF CONTENTS

Page

Recitals		1

Article I
Purchase; Closing

1.1	Purchase	1
1.2	Closing	1
1.3	Interpretation	3

Article II
Representations and Warranties

2.1	Disclosure	3
2.2	Representations and Warranties of the Company	5
2.3	Representations and Warranties of the Investors	8

Article III
Covenants

3.1	Commercially Reasonable Efforts	9
3.2	Expenses	9
3.3	Sufficiency of Authorized Common Stock	9
3.4	Certain Notifications Until Closing	10
3.5	Issuance of Certain Securities	10

Article IV
Additional Agreements

4.1	Transfer Restrictions	10
4.2	Purchase for Investment	12
4.3	Legend	12
4.4	Information Rights	15

Article V
Miscellaneous

5.1	Termination	13
5.2	Amendment	14
5.3	Waiver of Conditions	14
5.4	Counterparts and Facsimile	14
5.5	Governing Law; Submission to Jurisdiction, Etc.	14
5.6	Notices	14
5.7	Entire Agreement, Etc.	15
5.8	Definitions of “subsidiary” and “Affiliate”	15
5.9	Assignment	15
5.10	Severability	16
5.11	No Third Party Beneficiaries	16

i

LIST OF ANNEXES

ANNEX A: FORM OF ARTICLES OF AMENDMENT

ANNEX B: FORM OF WARRANT

ANNEX C: FORM OF REGISTRATION RIGHTS AGREEMENT

ii

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.8(b)
Agreement	Preamble
Articles of Amendment	1.2(e)(ii)
Bankruptcy Exceptions	2.2(e)(i)
business day	1.3
Common Stock Capitalization Date	2.2(b)
Closing	1.2(a)
Closing Date	1.2(a)
Commission	2.1(b)
Common Stock	Recital A
Common Stock Capitalization Date	2.2(b)
Company	Preamble
Exchange Act	2.1(b)
GAAP	2.1(a)
Governmental Entities	1.2(c)
Hedging Transaction	4.1(d)
Investor	Preamble
Investor Material Adverse Effect	2.3(b)(ii)
Material Adverse Effect	2.1(a)
Nasdaq	3.3
Permitted Transferee	4.1(c)
Preferred Shares	Recital B
Preferred Stock	Recital A
Previously Disclosed	2.1(b)
Purchase	1.1
Purchased Securities	Recital B
Registration Rights Agreement	1.2(e)(v)
RSUs	2.2(b)
Shareholder Approval	3.3
SEC Reports	2.1(b)
Securities Act	2.2(a)
Significant Subsidiary; Significant Subsidiaries	2.2(a)
subsidiary	5.8(a)
Transaction Documents	2.1(b)
Transfer	4.1(a)
Underlying Shares	2.2(c)
Warrants	Recital B
Warrant Shares	2.2(d)

iii

SECURITIES PURCHASE AGREEMENT, dated December 27, 2024 (this “Agreement”), between Precigen, Inc., a Virginia corporation (the “Company”), and each of the investors listed on Schedule I hereto (each an “Investor” and collectively, the “Investors”).

RECITALS:

A.  The Company. As of the date hereof, the Company has 400,000,000 authorized shares of Common Stock, no par value per share (“Common Stock”) and 25,000,000 authorized shares of Preferred Stock, no par value per share (“Preferred Stock”).

B.  The Issuance. The Company intends to issue in a private placement 79,000 shares of its 8% Convertible Perpetual Preferred Stock, Series A (the “Preferred Shares”) and warrants to purchase an aggregate of 52,666,669 shares of its Common Stock (the “Warrants” and, together with the Preferred Shares, the “Purchased Securities”) and each Investor intends to purchase from the Company the Purchased Securities set forth on Schedule I hereto.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I

PURCHASE; CLOSING

1.1  Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to each Investor, and each Investor, severally and not jointly, agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities set forth opposite such Investor’s name in Schedule I hereto for the aggregate purchase price set forth in Schedule I hereto (as to each Investor, the “Purchase” and collectively the “Purchases”).

1.2  Closing.

(a)  On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York time, on or before December 30, 2024, or at such other place, time and date as shall be agreed between the Company and the Investors. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)  Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, the Company will deliver the Preferred Shares and the Warrants to each Investor in the amounts specified in Schedule I hereto, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full from each such Investor of the applicable aggregate purchase price therefor by wire transfer of immediately available United States funds to a bank account that has been designated by the Company on or before the Closing Date.

(c)  The respective obligations of each of the Investors and of the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investors and the Company, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States and other governmental or regulatory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities.

(d)  The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)  (A) the representations and warranties of each Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (B) each Investor shall have performed in all material respects all obligations required to be performed by such Investor under this Agreement at or prior to the Closing.

(e)  The obligation of each Investor to consummate the Closing is also subject to the fulfillment (or waiver by such Investor) at or prior to the Closing of each of the following conditions:

(i)  (A) the representations and warranties of the Company set forth in (x) Section 2.2(g) of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date and (y) Section 2.2 (other than Section 2.2(g)) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties referred to in this Section 1.2(i)(y) to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii)  the Company shall have duly adopted and filed with the Secretary of State of the Commonwealth of Virginia the Articles of Amendment in substantially the form attached hereto as Annex A (the “Articles of Amendment”) and such filing shall have been accepted;

(iii)  the Company shall have delivered the applicable Preferred Shares to such Investor or its designee(s);

(iv)  the Company shall have duly executed and delivered a Warrant in substantially the form attached hereto as Annex B to such Investor or its designee(s); and

(v)  the Company shall have duly executed and delivered to such Investor or its designee(s) a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form of Annex C.

1.3  Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean a business day in the City of New York.

Article II

REPRESENTATIONS AND WARRANTIES

2.1  Disclosure.

(a)  “Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses, industries and markets in which the

Company operates, companies engaged in such businesses, industries or markets or the economy, including effects on such businesses, industries, markets or economy resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) general economic, political, social, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities, commodity, currency or real estate markets (including changes in interest or exchange rates), (C) changes or proposed changes in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements applicable to biopharmaceutical companies generally (or authoritative interpretations thereof), (D) changes or proposed changes in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of clause (A), (B), (C) and (D), other than facts, circumstances, events, changes, effects or occurrences that arise after the date of this Agreement but before the Closing to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries relative to comparable U.S. biopharmaceutical companies), or (E) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company (it being understood and agreed that the exception set forth in this clause (E) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company timely to consummate the Purchase and the other transactions contemplated by the Transaction Documents.

(b)  “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, or its other reports and forms filed with the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after January 1, 2024 (the “SEC Reports”) and that are filed prior to the execution and delivery of this Agreement.

Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. Each Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as such Investor considers sufficient for the purpose of making the Purchase. Each Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Purchase. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Articles of Amendment, the Warrants and the Registration Rights Agreement, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2  Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to each Investor that as of the date hereof and as of the Closing Date (or such other date specified herein):

(a)  Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had or would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company, if any, that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

(b)  Capitalization. The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock of which, as of September 30, 2024 (the “Common Stock Capitalization Date”), 292,869,097 shares were issued and outstanding, and 25,000,000 shares of preferred stock, of which, as of the date hereof, all shares were undesignated. As of the Common Stock Capitalization Date, the Company had 3,804,057 restricted stock units (“RSUs”) and performance stock units (“PSUs”) outstanding, of which no RSUs and PSUs were vested and 3,804,057 were unvested and 26,857,820 stock options outstanding, of which 15,508,975 were exercisable and 11,348,849 were non-exercisable. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above, there are no shares of Common Stock reserved for issuance, the Company does not have outstanding any securities providing the holder the right to acquire Common Stock, and the Company does not have any commitment to authorize, issue or sell any Common Stock. Since the Common Stock Capitalization Date, the Company has not issued any shares of Common Stock, other than shares issued upon the exercise of stock options or delivered under RSUs or PSUs.

(c)  Preferred Shares and Underlying Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable, and the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Underlying Shares”), upon the Shareholder Approval (as defined herein), will have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and when so issued will be validly issued, fully paid and non-assessable.

(d)  The Warrants and Warrant Shares. The Warrants have been duly authorized and, when executed and delivered as contemplated hereby, will constitute valid and legally binding obligations of the Company in accordance with their terms, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), upon the Shareholder Approval, will have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued will be validly issued, fully paid and non-assessable.

(e)  Authorization, Enforceability.

(i)  The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder (which includes the issuance of the Preferred Shares, Warrants and Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, other than the Shareholder Approval and the filing of the Articles of Amendment, and no further approval or authorization is required on the part of the Company. This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii)  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its amended and restated articles of incorporation or amended and restated bylaws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.

(iii)  Other than the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Virginia, any current report on Form 8-K required to be filed with the SEC and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of each Purchase except for any such notices, filings, exemptions reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have a Material Adverse Effect.

(f)  Company Financial Statements.

(i)  The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

(ii)  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

(g)  No Material Adverse Effect. Since September 30, 2024, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

(h)  Reports.

(i)  Since December 31, 2023, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

(ii)  The SEC Reports filed by the Company prior to the Closing, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3  Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, that as of the date hereof and the Closing Date:

(a)  Status. Such Investor has been duly organized and is validly existing as a corporation, limited liability company or limited partnership under the laws of Delaware.

(b)  Authorization, Enforceability.

(i)  Such Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Investor or its investment advisor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Investor, and no further approval or authorization is required on the part of such Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii)  The execution, delivery and performance by such Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by such Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material Adverse Effect” means, as to any Investor, a material adverse effect on the ability of such Investor to consummate the Purchase and the other transactions contemplated by this Agreement.

(iii)  Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental

Entity is required to be made or obtained by such Investor in connection with the consummation by such Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.

Article III

COVENANTS

3.1  Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, all of the parties will use their commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchases as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other parties to that end.

3.2  Expenses. Unless otherwise provided in any Transaction Document executed by the Company and the Investors, each party hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.3  Sufficiency of Authorized Common Stock. Except as set forth in this Section 3.3, during the period from the date of the Shareholder Approval until the date on which the Warrants have been fully exercised and all the Preferred Shares have been converted or are no longer outstanding, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise and a sufficient number of shares of authorized and unissued Underlying Shares to permit the conversion of all of the outstanding Preferred Shares up to the maximum amount of shares of Common Stock into which such Preferred Shares may be converted as set forth in the Articles of Amendment. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of Warrants or the conversion of Preferred Shares by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares and the Underlying Shares to be listed on the Nasdaq Global Select Market (“Nasdaq”), or such other U.S. national securities exchange on which the Common Stock is primarily listed and quoted for trading from time to time, at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the Nasdaq for so long as any Common Stock is listed on the Nasdaq. Notwithstanding anything to the contrary in this Section 3.3, the Company shall reserve for issuance such Warrant Shares and such Underlying Shares only from the date on which (i) the Company obtains shareholder approval (x) to increase the number of authorized shares of Common Stock sufficient to permit the exercise of the Warrants for the Warrant Shares and to permit the conversion of the Preferred Shares for the Underlying Shares and (y) any shareholder approval necessary under the rules of the Nasdaq Global Select Market (or other securities exchange on which the Common Stock is primarily listed and quoted for trading) in order to permit the transactions contemplated by this Agreement including the exercise of the Warrants and the conversion of the Preferred Shares and (ii) the filing with the Secretary of the Commonwealth of Virginia and effectiveness of an amendment to the Company’s amended and restated articles of incorporation evidencing such shareholder approval (collectively, the “Shareholder Approval”). The Company will use its best efforts to hold a special meeting or an annual meeting of shareholders to vote on the Shareholder Approval no later than 180 days after the Closing Date; provided that if such Shareholder Approval is not obtained at the first such special meeting or annual meeting following the Closing Date, the Company shall use its best efforts to call a special meeting or annual meeting every 90 days following the date of the most recent such meeting to seek such approval until the earlier of the date such Shareholder Approval is obtained or the Warrants and the Preferred Shares are no longer outstanding.

3.4  Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other parties of (i) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the other parties.

3.5   Issuance of Certain Securities. The Company agrees to provide at least 5 days notice to each Investor and its Permitted Transferees holding Preferred Stock with an aggregate liquidation value of at least $10,000,000 of any proposed issuance of its preferred stock that is pari passu or junior to the Preferred Stock and an opportunity to participate on comparable terms.

Article IV

ADDITIONAL AGREEMENTS

4.1  Transfer Restrictions.

(a)  Prior to the six months anniversary of the Closing Date, without the prior written consent of the Company, each Investor and its Permitted Transferees shall not (i) directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Purchased Securities, or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Purchased Securities or any Common Stock. Each transaction referenced in clauses (i) and (ii) is herein called a “Transfer”. Exercises of the Warrant for Warrant Shares in accordance with the terms of the Warrant and conversion of Preferred Shares in accordance with the terms of the Articles of Amendment shall not be deemed Transfers.

(b)  Each Investor and its Permitted Transferees (individually or collectively) may not Transfer any Warrant Shares or Underlying Shares other than (i) in a transaction that has been specifically approved by the Company in writing, (ii) in a public offering registered with the Commission or in a sale under Rule 144 under the Securities Act, where the Company has been offered the opportunity to designate a sole underwriter, broker or market maker, or (iii) in a private transaction or series of related transactions occurring on or after the six months anniversary of the Closing Date, and in any case consistent with applicable laws and regulations.

(c)  Notwithstanding the foregoing, Section 4.1(a) and (b) shall not prevent an Investor and its Permitted Transferees from Transferring any or all of its Purchased Securities, Warrant Shares or Underlying Shares, at any time, to any direct or indirect subsidiary of such Investor where the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) of such subsidiary (each, a “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (including these transfer restrictions); provided that if such Investor ceases to beneficially own at least 80% of the equity interests (measured by both voting rights and value) of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Purchased Securities, Warrant Shares or Underlying Shares to such Investor or a Permitted Transferee of such Investor (or in the case of the Warrant Shares or Underlying Shares, in accordance with Section 4.1(b)) immediately; provided further that no such Transfer shall relieve such Investor of its obligations under this Agreement. Each Investor shall cause each Permitted Transferee to comply with this Agreement as applicable to it.

(d)  Prior to the six month anniversary of the Closing Date, without the prior written consent of the Company, each Investor and its Permitted Transferees may not engage in any Hedging Transaction with respect to any of the Purchased Securities, Warrant Shares or Underlying Shares. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Common Stock.

(e)  The Purchased Securities are, and the Warrant Shares and Underlying Shares may be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Investor shall not, directly or through others, offer or sell any Purchased Securities or any

Warrant Shares or Underlying Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of Purchased Securities, Warrant Shares or Underlying Shares other than pursuant to an effective registration statement, an Investor shall notify the Company of such Transfer and the Company may require such Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

4.2  Purchase for Investment. Each Investor acknowledges that the Purchased Securities, the Warrant Shares and the Underlying Shares have not been registered under the Securities Act or under any state securities laws. Each Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities, the Warrant Shares or the Underlying Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.3  Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities, the Warrant Shares and the Underlying Shares will bear a legend substantially to the following effect to the extent applicable:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 27, 2024, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE

WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any Purchased Securities, Warrant Shares or Underlying Shares become registered under the Securities Act or (ii) Purchased Securities, Warrant Shares or Underlying Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Purchased Securities, Warrant Shares or Underlying Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the applicable Investor surrenders to the Company the previously issued certificates or other instruments.

4.4  Information Rights. The Company will provide at least 15 days notice to each Investor prior to a voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs. At the request of an Investor, from time to time upon reasonable notice, the Company shall make the Chief Financial Officer of the Company available to meet with such Investor for the purpose of discussing with such Investor the financial condition, business and results of operations of the Company. This right is non-transferable and terminates as to an Investor on the date that such Investor and its Permitted Transferees no longer collectively hold Preferred Stock with an aggregate liquidation value of at least 25% of the liquidation value represented by the Preferred Shares of such Investor set forth on Schedule I hereto.

Article V

MISCELLANEOUS

5.1  Termination. This Agreement may be terminated at any time prior to the Closing:

(a)  by an Investor as to itself or the Company if the Closing shall not have occurred by the 30th calendar day following the date of this Agreement; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

(b)  by either an Investor as to itself or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)  by the mutual written consent of an Investor as to itself and the Company.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void as to the particular Investor and the Company and there shall be no liability on the part of either party, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2  Amendment. No amendment of any provision of this Agreement will be effective as to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

5.3  Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4  Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5  Governing Law; Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

5.6  Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A)  If to an Investor as set forth on Schedule I hereto:

(B)  If to the Company:

Precigen, Inc.

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Attention: Chief Legal Officer

Facsimile: (301) 556-9902

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Deanna Kirkpatrick / Yasin Keshvargar

Facsimile: (212) 701-5135

5.7  Entire Agreement, Etc. This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

5.8  Definitions of “subsidiary” and “Affiliate”. (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

5.9  Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by an Investor, upon one business day’s notice to the Company, of any or all of its rights hereunder (including under any other Transaction Document) to one or more Permitted Transferees of such Investor prior to the Closing subject to the requirements and conditions set forth in Section 4.1(c) for a transfer of Purchased

Securities and applicable requirements and conditions in the other Transaction Documents. The actions of an Investor and/or any Permitted Transferee shall be aggregated for purposes of all thresholds and limitations herein and in the Registration Rights Agreement to the extent (i) such Investor transfers any or all of its rights hereunder to any Permitted Transferee prior to the Closing and/or (ii) such Investor or any Permitted Transferee transfers any Purchased Securities to any Permitted Transferee following the Closing.

5.10  Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11  No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and each Investor (and any Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

PRECIGEN, INC.

By:	/s/ Donald P. Lehr
	Name:	Donald P. Lehr
	Title:	Chief Legal Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

RJ KIRK DECLARATION OF TRUST

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: Trustee

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

PATIENT CAPITAL MANAGEMENT, LLC

By:	/s/ Milton Dodge
	Name:	Milton Dodge
	Title:	Chief Compliance Officer

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

William H. Miller III Living Trust dated April 17, 2017, as amended and restated

By:	/s/ William H. Miller III
	Name:	William H. Miller III
	Title:	Trustee

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HAROLD LEVY

By:	/s/ Harold Levy
Name: Harold Levy
Title: Investor

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

IRIDIAN WASABI FUND, LP

By:	/s/ Todd Raker
Name: Todd Raker
Title: CEO

Schedule I

Investor	Preferred Shares	Number of Common Stock underlying Warrants	Aggregate Purchase Price
RJ Kirk Declaration of Trust	25,000	16,666,667	$25,000,000
Patient Capital Management, LLC	26,000	17,333,334	$26,000,000
William H. Miller III Living Trust dated April 17, 2017, as amended and restated	25,000	16,666,667	$25,000,000
Harold Levy	2,000	1,333,334	$2,000,000
Iridian Asset Management	1,000	666,667	$1,000,000

Notices to Investors:

If to RJ Kirk Declaration of Trust:

Third Security, LLC

Attn: Legal Department

18881 Grove Avenue

Radford, Virginia 24141

If to Patient Capital Management, LLC:

Patient Capital Management, LLC

1 South Street, Suite 2550

Baltimore, Maryland 21202

If to William H. Miller III Living Trust dated April 17, 2017, as amended and restated:

APG LLC

1104 Kenilworth Drive

Towson, Maryland 21204

If to Harold Levy:

Harold Levy

1000 S Ocean Blvd

Apt 404

Boca Raton, Florida 33432

If to Iridian Asset Management:

Iridian Asset Management

120 Post Road West

Westport, Connecticut 06880

Annex A

Form of Articles of Amendment

(See attached)

Annex B

Form of Warrant

(See attached)

Annex C

Form of Registration Rights Agreement

(See attached)